                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        THE PEREGRINE REAL ESTATE TRUST
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                        THE PEREGRINE REAL ESTATE TRUST
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 30, 1997

         The Annual Meeting of Shareholders of The Peregrine Real Estate Trust (the "Trust") will be held at the Holiday Inn -- Sacramento I-80 (Northeast), 5321 Date Avenue, Sacramento, California, 95841, on Friday, May 30, 1997, at 10:00 a.m. local time, for the following purposes:

         1.      To elect five Trustees for a term of one year.

         2. To ratify the appointment of the Trust's independent certified public accountants.

         3. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

         The Board of Trustees has fixed the close of business on April 16, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof.

         The Trust's Annual Report to Shareholders for the year ended December 31, 1996 accompanies this Notice of Annual Meeting of Shareholders and Proxy Statement. You are requested to date, complete and sign the enclosed proxy, which is solicited by the Trust's Board of Trustees, and return it promptly in the enclosed envelope. Shareholders who execute and return proxies retain the right to revoke them at any time prior to the voting thereof.


                                           By Order of the Board of Trustees



1300 Ethan Way, Suite 200
Sacramento, California  95825
May 2, 1997

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES IN PERSON EVEN IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY.

                        THE PEREGRINE REAL ESTATE TRUST
                           1300 Ethan Way, Suite 200
                         Sacramento, California  95825
                           Telephone:  (916) 929-8244


                                PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 30, 1997

         This Proxy Statement and the accompanying proxy card are being furnished in connection with the solicitation of proxies by the Board of Trustees of The Peregrine Real Estate Trust (the "Trust"), 1300 Ethan Way,
Suite 200, Sacramento, California 95825, for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on May 30, 1997 at the Holiday Inn -- Sacramento I-80 (Northeast), 5321 Date Avenue, Sacramento, California 95841. The proxies that are solicited may be revoked at any time prior to the voting thereof. All properly executed proxies received by the Trust and not revoked will be voted as directed or, if no direction is given, as recommended by the Trust. The proxies will also be voted in the discretion of the appointed proxyholders on any other matter of business properly brought before the Annual Meeting or any postponement or adjournment thereof.

         The cost of soliciting proxies in the enclosed form will be borne by the Trust. The Trust may reimburse brokerage firms or other persons representing beneficial owners of shares for their expenses incurred in forwarding solicitation materials to such beneficial owners. This Proxy Statement is first being mailed to shareholders on or about May 2, 1997.

                              STATUS OF THE TRUST

         In October 1994, the Trust emerged from bankruptcy under a Plan of Reorganization (the "Plan") approved by the U.S. Bankruptcy Court. As a result of the Plan, approximately 52% of the Trust's outstanding Common Shares of Beneficial Interest (the "Common Shares") are held among a group of secured lenders which includes The Prudential Insurance Company of America, Pacific Mutual Life Insurance Company, ORIX USA Corporation and Trust Company of the West (the "Senior Lender Group"). The Senior Lender Group also holds all of the outstanding Redeemable Convertible Preferred Shares of the Trust (the "Preferred Shares"). The Trust has received written notice from certain members of the Senior Lender Group of their intention to nominate four candidates for election as Trustees at the Annual Meeting. See "Election of Trustees -- Potential Alternative Nominees to the Board of Trustees." Additional information concerning the Senior Lender Group, the Plan and the financial status of the Trust is included in the Trust's Annual Report for the year ended December 31, 1996, a copy of which is included with this Proxy Statement.

                      OUTSTANDING SHARES AND VOTING RIGHTS

         As of April 16, 1997, the record date for determining shareholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote on the matters described herein a total of 4,881,122 Common Shares. Each holder of Common Shares shall be entitled to one vote for each share held on the record date, except that, for the election of Trustees, subject to the requirements described below, each holder of such shares may be entitled to cumulative voting rights, under which he or she would have as many votes as equals the number of shares held, multiplied by four, the number of trustee positions to be filled by the holders of the Common Shares, all of which votes may be cast for a single candidate or distributed among any or all of the candidates in such proportions as such shareholder sees fit. However, no shareholder will be entitled to cumulate votes with respect to a candidate unless the candidate's name was placed in nomination prior to the voting and unless the shareholder has given notice at the meeting (prior to the voting) of the shareholder's intention to cumulate votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.

         As to all matters on which holders of Common Shares are entitled to vote, a majority of the outstanding Common Shares, represented in person or by proxy, will constitute a quorum. Votes at the Annual Meeting will be tabulated by one or more independent inspectors of election appointed by the Trust. Abstentions and votes withheld by brokers in the absence of instructions from street-name holders (broker non-votes) will be included in the determination of shares present at the Annual Meeting for purposes of determining the presence of a quorum, i.e., a majority of the shares outstanding on the record date. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to shareholders and will have the same effect as negative votes, while broker non-votes will not be counted as votes cast for or against such matters.

         The Trust's Amended and Restated Declaration of Trust provides that, so long as any Preferred Shares are outstanding, the Trust is to be managed by a Board of five Trustees, four of whom are to be elected by the holders of Common Shares and one of whom is to be elected by the holders of Preferred Shares. As of April 16, 1997, the record date for determining shareholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote on the matters described herein a total of 14,424,362 Preferred Shares, all of which were held by the Senior Lender Group. Therefore, the four nominees to the Board of Trustees receiving the highest number of votes cast in person or by proxy by holders of Common Shares shall be elected as Trustees, and the nominee to the Board of Trustees receiving the highest number of votes cast in person or by proxy by holders of Preferred Shares shall be elected as the fifth Trustee.

         As to all other matters on which holders of Common Shares may be entitled to vote, such matters may be authorized by the affirmative vote of the holders of a majority of such shares voting in person or by proxy.

         Any proxy given pursuant to this solicitation may be revoked by a shareholder prior to the voting at the Annual Meeting by giving written notice to the Secretary of the Trust, by submitting another proxy bearing a later date, or upon oral request at the Annual Meeting.

                              ELECTION OF TRUSTEES

                        (PROXY STATEMENT PROPOSAL NO. 1)

         At the Annual Meeting, the holders of Common Shares will have the right to elect four Trustees and the holders of the Preferred Shares will have the right to elect one Trustee, for a term of one year or until their successors are elected and qualified.

         The four persons proposed by the Board of Trustees for election by holders of the Common Shares (the "Common Share Nominees") and the person proposed by the Senior Lender Group for election by the holders of the Preferred Shares (the "Preferred Share Nominee") are listed below, together with summary biographical information. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the Common Share Nominees. All of the nominees have consented to being named in this Proxy Statement, and to serve as Trustees if elected. Although it is not contemplated that any of the nominees will subsequently decline or be unable to serve as a Trustee, in either event, the proxies will be voted by the proxyholders for such other persons as may be designated by the Board of Trustees.

COMMON SHARE NOMINEES

         The following table sets forth certain information as of March 31, 1997 with respect to the Common Share Nominees.

NAME                                  AGE            POSITION
----                                  ---            --------
John McMahan                          59             Chairman of the Board of
                                                     Trustees

E. Lawrence Hill, Jr.                 46             Trustee

John F. Salmon                        51             Secretary and Trustee

Kenneth T. Seeger                     48             Trustee

         JOHN MCMAHAN, CHAIRMAN OF THE BOARD. Mr. McMahan has served as a Trustee and Chairman of the Board of the Trust since September 1994. Mr. McMahan is President of the McMahan Group, a San Francisco-based real estate management firm founded in 1994. Between 1990 and 1994, Mr. McMahan served as the Chief Executive Officer of Mellon/McMahan Real Estate Advisors, Inc., which grew into one of the country's largest real estate investment advisors. Mr. McMahan also served as a Vice President of Booz, Allen & Hamilton, Inc., a management consulting firm. He is a faculty member at the Haas Graduate School of Business at the University of California at Berkeley. Mr. McMahan has published many articles on real estate investment and has been active in several national real estate organizations, including the National Association of Real Estate Investment Trusts. Mr. McMahan graduated from the University of Southern California and received an MBA degree in 1961 from the Harvard Graduate School of Business. He serves on the board of BRE Properties, Inc., has served on the board of California Real Estate Investment Trust, and has been chairman of The National Association of Real Estate Investment Managers.

         JOHN F. SALMON, SECRETARY AND TRUSTEE. Mr. Salmon has served as a Trustee since September 1994 and has served as Secretary since January 1996.
He has been a San Francisco-based commercial real estate consultant since 1994. From 1989 to 1994, he served in Sacramento as Director of the Governor's Office of Asset Management of the State of California. While in that position, he established procedures for reviewing the state's sizable real estate holdings, developed real property operating and disposition proposals for the Administration and the Legislature, redirected the state's office leasing policies and counseled state government agencies on institutional facility and asset management strategies. Prior to joining the Governor's Office, Mr. Salmon was the Vice President, Property Development and Sales of Santa Fe Pacific Realty Corporation (now Catellus Development Corporation) in San Francisco. There he managed the land planning, building development and property disposition activities of the company's three million acre, 18-state real estate portfolio. Mr. Salmon graduated from the University of Notre Dame in 1967 with a BA degree in Accounting, and received a JD degree from the University of Illinois in 1971.

         E. LAWRENCE HILL, JR., TRUSTEE. Mr. Hill, who has served as a Trustee since September 1994, is the founder and president of Hickey & Hill, Inc., a 13-year old turnaround and workout specialty firm based in the San Francisco Bay Area. Mr. Hill's firm has worked with a variety of clients including high-technology, banking and real estate companies requiring near and/or long term rescue. His real estate clients have included hotel, mixed-use light industrial, residential and retail property owners. Successful turnarounds managed by his company have used various restructuring, recapitalization and reorganization strategies. Prior to founding his own company in 1984, Mr. Hill was a Vice President with the Bank of California in its Workout and Restructuring Department. In this capacity, for more than five years, he managed approximately one-third of the bank's non-performing assets, implementing appropriate hold/sell plans for each property. Mr. Hill received a BS degree and an MS degree in engineering from Stanford University in 1974. He currently serves as interim Chief Executive Officer of Carlos Murphy's, Inc.

         KENNETH T. SEEGER, TRUSTEE. Mr. Seeger, who has served as a Trustee since September 1994, has been the president of The Presidio Group, Inc., TPG Management, Inc., and Residences, Inc., all of which are real estate asset management and development companies based in the San Francisco Bay Area, since 1994. Between August 1985 and November 1993, Mr. Seeger was responsible for all finance and acquisition activities for Southwest Diversified/Coscan Partners, a major Irvine-based development company. His real estate development projects have included both residential and commercial properties throughout California and in Arizona. Prior to that, from 1979 to 1985, Mr. Seeger was a Senior Vice President with The Fox Group of Companies where he was responsible for all project financing and a member of that firm's Investment Advisory Committee. He also has had considerable experience in risk management, income-property operations and new business development. Mr. Seeger graduated with a BS in economics from the Wharton School at the University of Pennsylvania in 1972. He is a full member of the Urban Land Institute, is a past member of the

Pacific Rim Urban Planning and Development Council and has served on the advisory Board of the School of Real Estate at the University of California at Berkeley.

         THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THE COMMON SHARE
NOMINEES.

PREFERRED SHARE NOMINEE

         The following table sets forth certain information as of March 31, 1997 with respect to the Preferred Share Nominee.



NAME                                  AGE              POSITION
----                                  ---              --------
Roger D. Snell                        41               Trustee


         ROGER D. SNELL, TRUSTEE. Mr. Snell, who was elected as a Trustee in February 1997, is the founder and principal of Snell&Co, a firm focused on real estate investment, advisory, and development. Prior to founding Snell&Co in 1996, he was President and Chief Executive Officer of Pacific Gateway Properties, from 1992 to 1995, where he led the turnaround of this troubled company listed on the American Stock Exchange. He was also a member of the Board of Directors and acting Chairman. Between 1985 and 1992, Mr. Snell was a Partner with Paragon Group, a national development company. He started Paragon's Northern California operations, directing the development of $275 million worth of projects as well as the turnaround of 1.3 million square feet of properties on behalf of institutional and private clients. Prior to joining Paragon Group, he served as a project manager for Transpacific Development Company ("TDC"), where he directed $100 million worth of development projects, ranging from high-rise office to high-cube distribution. Before joining TDC, Mr. Snell acquired investment properties and development opportunities for the Grosvenor Estate of England. Mr. Snell has a BS degree in Business Administration from University of California at Berkeley and a MBA from the Harvard Graduate School of Business. He is an active member of the Urban Land Institute and the Young Presidents Organization.

POTENTIAL ALTERNATIVE NOMINEES TO THE BOARD OF TRUSTEES

         On March 20, 1997, two members of the Senior Lender Group with approximately 36% of the outstanding Common Shares, i.e., Trust Company of the West and certain of its affiliates (collectively, the "TCW Related Entities") and The Prudential Insurance Company of America and certain of its affiliates (collectively, "PIC"), filed Amendment No. 1 to the Schedules 13D previously filed by TCW on February 3, 1997 and by Prudential on January 30, 1997 (the "13D Amendment"). The 13D Amendment, in Item 4 thereof, disclosed the following (alterations to or corrections of the text of the 13D Amendment have been indicated in brackets):

                 "(a)     Representatives of the TCW Related Entities have
         conferred with other creditors and shareholders of the Issuer [i.e., the Trust], and have had discussions with the management and the Board of Trustees of the Issuer concerning alternatives available to the Issuer to enhance the value of the Issuer and its assets, including, among other things, the restructuring of the Issuer, the sale of individual assets of the Issuer, the refinancing of the Issuer's obligations, or the sale of the Issuer through the sale of all or substantially all of the assets of the Issuer to, or the merger or other business combination with, a third party. These discussions may result in a decision by the TCW Related Entities to pursue in cooperation with the Issuer and/or other creditors and shareholders of the Issuer one or more restructuring options. As of March 20, 1997, these discussions have resulted in a decision by the TCW Related Entities to pursue, in cooperation with PIC, the replacement of a portion of the Board of Trustees of the Issuer, at the annual meeting of the shareholders. Please see Item 6 [of the 13D Amendment] for further discussion of the understanding between the TCW Related Entities and PIC.

                 The TCW Related Entities, individually or together, reserve the right, subject to applicable law, to seek proxies, consents and/or ballots in support of nominees at a special or scheduled meeting of shareholders or a subsequent meeting of shareholders or otherwise, or in support of or against other matters that may come before the Issuer's shareholders for their vote or consent.

                 The TCW Related Entities intend to review on a continuing basis their respective investments in the Common Shares and may, subject to the continuing evaluation of the factors discussed herein, acquire from time to time additional Common Shares in the open market or in privately negotiated transactions. Depending on the factors discussed herein, the TCW Related Entities may, from time to time, retain or sell all or a portion of their respective holdings of the Common Shares in the open market or in privately negotiated transactions and such open market and privately negotiated purchases or sales may be made at any time without further prior notice. Any actions that the TCW Related Entities might undertake with respect to the Common Shares will be dependent upon their review of numerous factors, including, among other things, the availability of Common Shares for purchase and the price levels of such Common Shares, general market and economic conditions as well as those in the areas in which the Issuer's properties are located, ongoing evaluation of the Issuer's business, financial condition, properties, operations and prospects, the relative attractiveness of alternative business and investment opportunities, the actions of the management and the Board of Trustees of the Issuer, and other future developments.

                 In addition to the possible actions described in the preceding paragraph, the TCW Related Entities and the other holders of shares of the Issuer's Preferred Shares (the "Preferred Shares"), which Preferred Shares are convertible into common shares of the Issuer in accordance with Section 5.2 of the Issuer's Restated Declaration of Trust, are entitled to designate one Trustee. On January 24, 1997, the TCW Related Entities and PIC exercised their rights to designate such a Trustee by designating Roger Snell as such Trustee. The Preferred Shares are not convertible as of the date hereof or within 60 days hereof.

                 Although the foregoing reflects activities presently contemplated by the TCW Related Entities with respect to the Issuer, the foregoing is subject to change at any time, and there can be no assurance that the TCW Related Entities will take any of the actions referred to above or participate in a group that will take any of the actions referred to above. Except as set forth above [and below], the TCW Related Entities have no present plans or intentions which would result in or relate to any of the transactions described in subparagraphs (a) through (j) of Item 4 of Schedule 13D.

                 (b) Representatives of PIC have conferred with other creditors and shareholders of the Issuer, and have had discussions with the management and the Board of Trustees of the Issuer concerning alternatives available to the Issuer to enhance the value of the Issuer and its assets, including, among other things, the restructuring of the Issuer, the sale of individual assets of the Issuer, the refinancing of the Issuer's obligations or the sale of the Issuer through the sale of all or substantially all of the assets of the Issuer to, or the merger or other business combination of the [Issuer] with, a third party. These discussions may result in a decision by PIC to pursue, in cooperation with the Issuer and/or other creditors and shareholders of the Issuer or otherwise, one or more restructuring options, which may include the acquisition by PIC and other creditors and shareholders of the Issuer of all of the outstanding Common Shares they do not currently own either through a negotiated cash merger transaction, a tender offer or another form of business combination. As of March 20, 1997, these discussions have resulted in a decision by PIC, to pursue in cooperation with the TCW Related Entities, the replacement of a portion of the Board of Trustees of the Issuer. Please see item 6 for further discussion of the understanding between the TCW Related Entities and PIC.

                 In addition to the possible actions described in the preceding paragraph, PIC and the other holders of the Issuer's Preferred Shares are entitled to designate one Trustee of the Issuer. PIC and the TCW Related Entities exercised their rights to designate such a Trustee.

                 Although the foregoing reflects activities presently contemplated by PIC with respect to the Issuer, it is subject to change at any time, and there can be no assurance that PIC will take any of the actions referred to above or participate in a group that will take any of the actions referred to above. Except as set forth above [and below], PIC has no present plans or intentions which would result in or relate to any of the transactions described in subparagraphs (a) through (j) of Item 4 of Schedule 13D."

         In addition, a letter from counsel to the TCW Related Entities and PIC was attached as an exhibit to the 13D Amendment and separately mailed to the Trust's counsel (the "Notification Letter"). The Notification Letter stated that the TCW Related Entities and PIC intend to nominate a slate of four persons for election as Trustees at the Annual Meeting by holders of the Common Shares (the "Alternative Nominees"). THE NOTIFICATION LETTER ALSO INDICATED THAT THE TCW RELATED ENTITIES AND PIC HAVE NO PRESENT INTENTION TO SOLICIT PROXIES WITH RESPECT TO THE ALTERNATIVE NOMINEES.

         Assuming other members of the Senior Lender Group vote for the Alternative Nominees and assuming a quorum is present at the Annual Meeting, the Common Shares held by the Senior Lender Group (equal to approximately 52% of the outstanding shares) would enable the Senior Lender Group to elect all four of the Alternative Nominees at the Annual Meeting, unless votes are cumulated in which event the Senior Lender Group would be able to elect a minimum of two of the Alternative Nominees. Even with cumulative voting, the Senior Lender Group will be able to elect at least three of the five Trustees (including the Preferred Share Nominee). The Trust and its Board do not intend to implement cumulative voting procedures unless requested by a holder of the Common Shares. Therefore, if no shareholder requests cumulative voting and the Senior Lender Group votes for the four Alternative Nominees, the Alternative Nominees named below, if nominated at the Annual Meeting by the TCW Related Entities and PIC, will be elected to the Board in lieu of the Common Share Nominees. If the Alternative Nominees control the Board, the services of current officers, employees and agents of the Trust, including the CEO, may be terminated.

         The following biographical disclosure regarding the Alternative Nominees was attached to the Notification Letter or was provided to the Trust by or on behalf of the Alternative Nominees following receipt of the Notification Letter:

         MR. RICHARD MASSON. Mr. Masson, age 38, has been a Principal of Oaktree Capital Management, LLC since May 1995. Prior to the founding of Oaktree, he was a partner of TCW Special Credits and served as a Managing Director of Trust Company of the West and TCW Asset Management Company ("TAMCO"), wholly owned subsidiaries of The TCW Group Inc., in various other capacities since 1988. TCW Special Credits serves as a general and investment advisor to certain limited partnerships, trusts, and accounts invested in the securities and debt obligations of financially distressed companies. Mr. Masson currently serves as a member of the Boards of Directors of Aureal Semiconductor and Chief Auto Parts.

         MR. BRUCE A. KARSH. Mr. Karsh, age 41, currently serves as President of Oaktree Capital Management, LLC, an investment advisory firm which he co-founded in May 1995. Prior to the founding of Oaktree, he was a partner of TCW Special Credits and served as a Managing Director of Trust Company of the West and TAMCO, wholly owned subsidiaries of The TCW Group, Inc., in various other capacities since 1988. TCW Special Credits serves as a general partner and investment advisor to certain limited partnerships, trusts, and accounts invested in the securities and debt obligations of financially distressed companies. Before joining TCW in 1987, he previously worked as Assistant to the Chairman of Sun Life Insurance Company and SunAmerica Inc., its parent. Mr. Karsh currently serves as a member of the Boards of Directors of Littelfuse, Inc., Furniture Brands International and Triangle Pacific Corp.

         MR. CARSON R. MCKISSICK. Mr. McKissick, age 63, has been Senior Advisor of Trust Company of the West, an investment management company, since 1992. Prior thereto, he was Managing Director of the Mergers and Acquisitions Department of Citibank. Mr. McKissick currently serves as a member of the Boards of Directors of Alexander & Baldwin, Inc. and Triangle Pacific, Corp.

         MR. MATTHEW L. WITTE. Mr. Witte, age 39, has been a Director and an Officer of Marwit Capital, a private investment firm with diversified holdings in approximately 20 middle-market companies primarily based in the Western U.S. ("Marwit"). He was appointed President/CEO of Marwit in April 1994 and is responsible for managing Marwit's day-to-day operations. He also serves as a member of Marwit's Investment Committee. He is currently President of the Western Regional Association of SBICs and a member of the NASBIC Board of Governors. Prior to becoming President of Marwit, Mr. Witte was a General Partner in the Related Companies, a real estate investment and development firm with offices in New York and California, and previously, the Director of Development for Grosvenor International, an investment affiliate of the Grosvenor Estate of London. In May 1993, Mr. Witte also formed Regent Partners, Inc. to pursue large scale urban development projects in partnership with various institutional investors. He is a graduate of Cornell University, and is a member of the Southland Venture Alliance, and is a Director of Infotec Commercial Systems, New West Communications, Inc., H&W Foods, Inc., Protrave Services, Inc., and Signature Theatres, LLC.

           INFORMATION REGARDING THE BOARD OF TRUSTEES AND COMMITTEES

         The Board of Trustees has established a Compensation Committee and an Audit Committee, and has two less formal working groups, a Special Committee and a Litigation Committee.

         The Compensation Committee, whose current member is Kenneth T. Seeger, met at the time of the Board's regularly scheduled monthly meetings during 1996. This committee is responsible for establishing the Trust's executive compensation policies and for administration of such policies.

         The Audit Committee, whose current member is John F. Salmon, held three meetings in 1996. The committee's duties are to (1) review the Trust's accounting policies and practices and the adequacy of internal controls with the Trust's management and independent accountants; (2) review the scope and the results of the annual examination performed by the independent accountants; and (3) make recommendations to the Board of Trustees regarding the appointment of the independent accountants and approval of the services performed by the independent accountants, and fees related thereto.

         The Special Committee, whose current members are John F. Salmon and Kenneth T. Seeger, was primarily responsible for negotiating the disposition of the CalREIT investment and for resolving professional fee disputes remaining from the Bankruptcy Plan, and is responsible for overseeing the development of the strategic direction of the Trust and making recommendations to the Board of Trustees regarding the appointment of an investment banker and approval of the services performed and fees charged by the investment banker. The Litigation Committee, whose current members are John F. Salmon and Kenneth T. Seeger, is responsible for overseeing litigation filed against the Trust.

         The Board of Trustees held a total of 19 meetings during the last fiscal year. Each current Trustee attended at least 75% of the aggregate of the meetings of the Board and the meetings of the committees of which he was a member, with the exception of Mr. Hill.

                            COMPENSATION OF TRUSTEES

         During 1996, each Independent Trustee (a Trustee who was not a full-time employee of the Trust or any subsidiary of the Trust) was paid $5,000 per quarter, $1,000 for each full-day Trustee meeting attended, and $500 for each half-day Trustee meeting or telephone Trustee meeting attended. Each Trustee was also reimbursed for out-of-pocket expenses.

         In addition, under the terms of the Trust's Stock Option Plan, each Independent Trustee elected to the Board initially receives a ten-year option to purchase 6,666 Common Shares at $2.00 per share. Each Independent Trustee is also granted a similar option to purchase 6,667 Common Shares on each of the first and second anniversaries of the date of their initial grant under the Plan.

         As a result of the termination of Frank A. Morrow as the Trust's Chief Executive Officer in January 1996, the Trust utilized the services of certain of its Independent Trustees in connection with its analysis of alternative operating strategies, asset dispositions, and day-to-day management activities. In connection with the consulting services performed, the following amounts were paid to such Trustees (or affiliated companies) during 1996, in addition to normal Trustee fees and in addition to Mr. McMahan's compensation for his services as interim CEO:


    The McMahan Group (John McMahan, Trustee)                     $ 69,000
    John F. Salmon, Trustee                                       $ 49,000
    The Presidio Group (Kenneth T. Seeger, Trustee)               $ 41,000
    Snell&Co (Roger D. Snell, Trustee)                            $ 10,000

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Trust's Trustees and executive officers, and persons who own more than ten percent (10%) of a registered class of the Trust's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of all equity securities of the Trust.

         To the Trust's knowledge, based solely on review of the copies of such reports furnished to it and written representations that no other reports were required during the fiscal year ended December 31, 1996, the Trust's Trustees, executive officers and greater than ten percent shareholders complied with the applicable Section 16(a) filing requirements, except that John McMahan, E. Lawrence Hill, Jr., John F. Salmon and Kenneth T. Seeger inadvertently did not timely file a Form 5 with respect to their automatic option grants under the Trust's Stock Option Plan during 1994, 1995 and 1996.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

         The following Summary Compensation Table shows compensation paid by the Trust, including the California Real Estate Investment Trust ("CalREIT"), 76% of which was owned by the Trust until January 3, 1997 at which time the Trust sold its interest in CalREIT, from the effective date of the reorganization in 1994 until the end of fiscal 1996 to each person serving in the capacity of Chief Executive Officer of the Trust during 1996. No other executive officer of the Trust received annual compensation in excess of $100,000 during 1996. Mr. Morrow served as Chief Executive Officer of the Trust through January 15, 1996, at which time his services were terminated. Mr. McMahan served as Interim Chief Executive Officer from the date of Mr. Morrow's termination through May 31, 1996, when the Trust hired Mr. Mock to fill the position. Hereafter, Messrs. Mock, McMahan and Morrow are referred to as the "Named Executive Officers."

                                                                                     LONG-TERM
                                                                                   COMPENSATION

                                                                                     NUMBER OF
                                                                                    SECURITIES
     NAME AND                                                   OTHER ANNUAL        UNDERLYING          ALL OTHER
PRINCIPAL POSITION         PERIOD           SALARY    BONUS     COMPENSATION          OPTIONS         COMPENSATION
------------------         ------           ------    -----     ------------          -------         ------------
  Joseph M. Mock          June 1 to       $105,000    None          None               None               None
 Chief Executive      December 31, 1996
     Officer

   John McMahan         January 15 to    $67,500(1)   None          None          6,667 Shares(2)      $64,000(3)
  Interim Chief         May 31, 1996
    Executive
     Officer

Frank A. Morrow(4)          1996         $192,500(5)  None       $212,500(6)           None               None
 Chief Executive
     Officer
                            1995          $300,000    None          None               None               None

                        October 7 to       $70,000    None          None               None               None
                      December 31, 1994

(1) Amount represents consulting compensation paid to Mr. McMahan for his service as Interim Chief Executive Officer.

(2) Amount represents options granted to Mr. McMahan by the Trust for his services as a Trustee.

(3) Amount represents compensation received by Mr. McMahan for serving as a Trustee of the Trust ($34,000) and CalREIT ($30,000) during 1996. Amount does not include $69,000 paid to the McMahan Group for consulting services.

(4) Mr. Morrow was engaged by the Trust upon the Effective Date of the Plan of Reorganization on October 7, 1994 and his employment was terminated on January 15, 1996.

(5) The amount includes $12,500 in compensation paid by the Trust to Mr. Morrow for his services as Chief Executive Officer of the Trust, and $180,000 in deferred compensation accrued by CalREIT during 1996 for Mr. Morrow in connection with his services as Chief Executive Officer of CalREIT, which was paid in March 1997.

(6) Amount represents severance pay paid by the Trust pursuant to the terms of a personal services contract executed at the time of the reorganization in 1994 which entitled Mr. Morrow to a severance payment equal to $212,500.

                             OPTIONS GRANTS IN 1996

         The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 1996 to the Trust's Named Executive Officers.


                                   PERCENT OF
                                 TOTAL OPTIONS
                     NUMBER OF     GRANTED TO                                         POTENTIAL REALIZABLE VALUE AT
                     SECURITIES   EMPLOYEES IN                                        ASSUMED ANNUAL RATES OF STOCK
NAME AND POSITION     GRANTED     FISCAL YEAR    EXERCISE PRICE   EXPIRATION DATE  PRICE APPRECIATION FOR OPTION TERM
-----------------     -------     -----------    --------------   ---------------  ----------------------------------
                                                                                          5%                10%
                                                                                   ----------------------------------
   John McMahan        6,667          100%        $2.00/Share     October 7, 2006        None*             None*

* Based on the market price of the Common Shares at the date of grant ($.04 per share), the potential realizable value of the options at an assumed 5% and 10% appreciation rate is below the exercise price of $2.00 per share.

                      AGGREGATED OPTION EXERCISES IN 1996
                           AND YEAR-END OPTION VALUES

         The following table shows the number of Common Shares represented by outstanding stock options held by the Named Executive Officers as of December 31, 1996.

                                                               NUMBER OF SECURITIES     VALUE OF UNEXERCISED IN-THE-
                                                              UNDERLYING UNEXERCISED      MONEY OPTIONS AT FY-END
                                                                 OPTION AT FY-END
                            SHARES
                         ACQUIRED ON                               EXERCISABLE/                 EXERCISABLE/
      NAME                 EXERCISE        VALUE REALIZED          UNEXERCISABLE               UNEXERCISABLE
      ----                 --------        --------------          -------------               -------------
John McMahan                 -0-                -0-                  20,000/0                       0/0

               EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
                       AND CHANGE-IN-CONTROL ARRANGEMENTS

         Joseph M. Mock currently serves as President, Chief Executive Officer, and Principal Accounting Officer of the Trust. Mr. Mock's employment began on June 1, 1996, and pursuant to an employment agreement he receives a monthly salary of $15,000. If terminated without cause prior to December 31, 1997, Mr. Mock is entitled to receive severance pay equal to three months' salary.

                      REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee of the Board of Directors administers the Trust's executive compensation program. The Compensation Committee is composed of a Trustee who is not an employee of the Trust.

         The objective of the Trust's executive compensation program is to develop and maintain an executive reward program which (i) contributes to the enhancement of shareholder value, (ii) is competitive with the pay practices of other industry-leading companies and (iii) attracts, motivates and retains key executives who are critical to the long-term success of the Trust. The Trust's executive compensation program currently consists solely of fixed, base compensation. No stock option plan is available to the Trust's executive officers and no options were granted to the Trust's executives.

         The Compensation Committee reviews executive compensation in light of the Trust's performance with respect to its operational and strategic goals, as well as its financial performance during 1996. In reviewing the Trust's 1996 performance, the Compensation Committee considered a variety of factors, including the Trust's successful disposition of selected real estate assets, an increase in occupancy rates at commercial properties and management of the Trust's liquidity and limited financial resources. In reviewing the Trust's performance, the Compensation Committee considered these factors, among others, as a whole without assigning specific weights to particular factors.

         Base compensation levels for the Trust's executives are determined by the Compensation Committee based on factors such as management skill, industry experience, level of responsibility and other considerations of individual performance, as well as the Trust's performance. For 1996, base salaries for the named executive officers were established by the criteria discussed above.

         The foregoing report is given by the Compensation Committee, namely:

                               Kenneth T. Seeger

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of April 16, 1997 with respect to the beneficial ownership of the outstanding Common Shares of Beneficial Interest and Preferred Shares by (i) all persons known by the Trust to own more than five percent of either class of shares, or to be a member of a group that owns more than five percent of either class of shares, based on information furnished by such persons or contained in filings made with the Securities and Exchange Commission, (ii) by each officer described in the Summary Compensation Table (the "Named Executive Officers"), and (iii) by the Trustees and Named Executive Officers as a group:

                                                                             SHARES
TITLE OF CLASS            NAME AND ADDRESS OF BENEFICIAL OWNER         BENEFICIALLY OWNED   PERCENT OF CLASS
--------------            ------------------------------------         ------------------   ----------------
Common Shares             Pacific Mutual Life Insurance Company             681,913              13.9%
                          c/o Ronn Cornelius
                          700 Newport Center Drive
                          Newport Beach, CA  92660
                          The Prudential Insurance Company of America       207,983               4.2%
                          c/o Richard Greenwood
                          Corporate Finance Group, 9th Floor
                          Four Gateway Center
                          100 Mulberry Center
                          Newark, NJ  07102-4069
                          Gateway Recovery Trust                            473,929                9.7%
                          c/o Richard Greenwood
                          The Prudential Insurance Company of America
                          Corporate Finance Group
                          Four Gateway Center
                          100 Mulberry Center
                          Newark, NJ  07102-4069
                          ORIX USA Corp.                                    102,287                2.1%
                          c/o Arnold Kawano
                          780 Third Avenue, Floor #48
                          New York, NY  10017
                          Weyerhaeuser Company Master Retirement Trust       98,502                2.0%
                          Richard Masson
                          c/o Oaktree Capital Management
                          550 South Hope Street, Floor #22
                          Los Angeles, CA  90071
                          TCW Special Credits Plus Fund                     339,286                6.9%
                          Richard Masson
                          c/o Oaktree Capital Management
                          550 South Hope Street, Floor #22
                          Los Angeles, CA  90071
                          TCW Special Credits Fund IV                       317,396                6.5%
                          Richard Masson
                          c/o Oaktree Capital Management
                          550 South Hope Street, Floor #22
                          Los Angeles, CA  90071
                          TCW Special Credits Trust IV                      273,618                5.6%
                          Richard Masson
                          c/o Oaktree Capital Management
                          550 South Hope Street, Floor #22
                          Los Angeles, CA  90071
                          TCW Special Credits Fund IVA                       65,668                1.3%
                          Richard Masson
                          c/o Oaktree Capital Management
                          550 South Hope Street, Floor #22
                          Los Angeles, CA  90071
                          John McMahan                                       20,000 (1)              *
                          John F. Salmon                                     20,000 (1)              *
                          E. Lawrence Hill, Jr.                              20,000 (1)              *

                                                                             SHARES
TITLE OF CLASS            NAME AND ADDRESS OF BENEFICIAL OWNER         BENEFICIALLY OWNED   PERCENT OF CLASS
--------------            ------------------------------------         ------------------   ----------------
Common Shares continued   Kenneth T. Seeger                                 20,000 (1)             *
                          Roger D. Snell                                    6,666 (2)              *
                          Named Executive Officers and Trustees as a        86,666 (3)           1.7%
                          Group
                          (7 persons)

____________

*        Less than 1%.

(1) Includes options to purchase of 20,000 Common Shares held by the respective Trustee, all of which are immediately exercisable.

(2) Includes options to purchase 6,666 Common Shares held by Mr. Snell, all of which are immediately exercisable.

(3) Includes options to purchase 86,666 Common Shares, all of which are immediately exercisable.

                                                                              SHARES
TITLE OF CLASS            NAME AND ADDRESS OF BENEFICIAL OWNER          BENEFICIALLY OWNED   PERCENT OF CLASS
--------------            ------------------------------------          ------------------   ----------------
Redeemable Convertible    Pacific Mutual Life Insurance Company               3,841,374          26.6%
Preferred Shares (1)      c/o Ronn Cornelius
                          700 Newport Center Drive
                          Newport Beach, CA  92660
                          The Prudential Insurance Company of America         1,171,619           8.1%
                          c/o Richard Greenwood
                          Corporate Finance Group, 9th Floor
                          Four Gateway Center
                          100 Mulberry Center
                          Newark, NJ  07102-4069
                          Gateway Recovery Trust                              2,669,755          18.5%
                          c/o Richard Greenwood
                          The Prudential Insurance Company of America
                          Corporate Finance Group
                          Four Gateway Center
                          100 Mulberry Center
                          Newark, NJ  07102-4069
                          ORIX USA Corp.                                      576,207            4.0%
                          c/o Arnold Kawano
                          780 Third Avenue, Floor #48
                          New York, NY  10017
                          Weyerhaeuser Company Master Retirement Trust        554,887            3.8%
                          c/o Richard Masson
                          Oaktree Capital Management
                          550 South Hope Street, Floor #22
                          Los Angeles, CA  90071
                          TCW Special Credits Fund IV                         1,787,967          12.4%
                          c/o Richard Masson
                          Oaktree Capital Management
                          550 South Hope Street, Floor #22
                          Los Angeles, CA  90071
                          TCW Special Credits Plus Fund                       1,911,276          13.3%
                          c/o Richard Masson
                          Oaktree Capital Management
                          550 South Hope Street, Floor #22
                          Los Angeles, CA  90071
                          TCW Special Credits Trust IV                        1,541,352          10.7%
                          c/o Richard Masson
                          Oaktree Capital Management
                          550 South Hope Street, Floor #22
                          Los Angeles, CA  90071
                          TCW Special Credits Trust IVA                         369,925           2.6%
                                                                             ----------         -----
                          c/o Richard Masson
                          Oaktree Capital Management
                          550 South Hope Street, Floor #22
                          Los Angeles, CA  90071
                          Total                                              14,424,362         100.0%
------------                                                                 ==========         =====

(1) None of the Preferred Shares are convertible into Common Shares as of the date hereof, or within 60 days hereof.

                               PERFORMANCE GRAPH

         The line graph below compares the cumulative total return to holders of Common Shares for the period indicated with the cumulative total return in the same period of (i) the Standard & Poor's 500 Index and (ii) a peer group index composed of the companies comprising the National Real Estate Investment Trust Equity Index. The graph assumes an investment of $100 on June 5, 1995, the first date following the Trust's reorganization in bankruptcy for which Nasdaq reported closing quotations for the Common Shares, in the Trust and in the two comparison indices. "Total return," for purposes of the graph, assumes reinvestment of all dividends.


                              [Performance Graph]


              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS
                        (PROXY STATEMENT PROPOSAL NO. 2)

         Subject to ratification by the shareholders, the Board of Trustees of the Trust may re-appoint Coopers & Lybrand LLP as independent accountants for the Trust for the fiscal year ending December 31, 1997. Representatives of Coopers & Lybrand LLP are expected to be present at the meeting and will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. If the shareholders should fail to ratify the appointment of the independent accountants, the Board of Trustees would reconsider the appointment.

         THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THE RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS.

                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

         Copies of resolutions proposed by shareholders to be presented at the 1998 Annual Meeting of Shareholders must be received by the Trust at its headquarters, 1300 Ethan Way, Suite 200, Sacramento, California 95825, on or before January 1, 1998, to have such resolutions included in the proxy statement and form of proxy for such annual meeting.

                                 OTHER MATTERS

         The Trust does not know of any matters other than those discussed in the foregoing materials to be brought before the Annual Meeting. If any other matters should properly come before the meeting, or at a postponement or adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their discretion.

                                  By Order of the Board of Trustees

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

         I hereby appoint John McMahan and John F. Salmon, and each of them or either of them, with full power to act without the other and with full power of substitution, my true and lawful proxies, to vote all the shares of The Peregrine Real Estate Trust held of record by me on April 16, 1997 and to act for me and in my name, place and stead at the Annual Meeting of Shareholders to be held on Friday, May 30, 1997, at 10:00 a.m., or any postponement or adjournment thereof, for the purpose of considering and voting upon the matters listed hereon.

         Please mark this proxy as indicated to vote on any item. If you wish to vote in accordance with the Board of Trustees' recommendations, please sign the reverse side; no boxes need to be checked.

         THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE FOLLOWING:

1.       ELECTION OF TRUSTEES
         [ ] For the Nominees listed below     [ ] Withhold Authority to vote
             (except as marked to the              for all Nominees listed below
             contrary below)

         Nominees: John McMahan, E. Lawrence Hill, Jr., John F. Salmon, and Kenneth T. Seeger

To withhold authority to vote for any individual Nominee, write that Nominee's name in the space provided below:

                             ___________________________________________________

2. PROPOSAL TO RATIFY THE APPOINTMENT OF COOPERS & LYBRAND LLP AS THE TRUST'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997

                 _        For                          _       Against
_        Abstain

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL OF THE MATTERS LISTED ABOVE, AND IN THE DISCRETION OF THE PROXYHOLDERS UPON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE PROMPTLY MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENVELOPE
PROVIDED.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership's name by authorized person.

                                       Dated:  ________________________, 1997



                                       ______________________________________
                                       Signature



                                       ______________________________________
                                       Signature, if held jointly





                                       2